SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2003

LIBERATE TECHNOLOGIES

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26565	94-3245315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Circle Star Way, San Carlos, California		94070-6200
(Address of Principal Executive Offices)		(Zip Code)

Company’s telephone number, including area code: (650) 701-4000

Not applicable
(Former Name or Former Address, if Changed Since Last Report.)

Item 5. Other Events and Required FD Disclosure.

In August 2002, Liberate Technologies entered into an Escrow Agreement in connection with the acquisition of Sigma Systems Group (Canada) Inc., and deposited $9.0 million into an escrow account to secure certain obligations of Sigma Systems and its major shareholders.  On November 19, 2003, Liberate and the representative of such former Sigma Systems major shareholders entered into a settlement agreement and limited release of claims, pursuant to which Liberate will receive approximately $3.5 million in cash from the escrow account.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATE TECHNOLOGIES

Date: December 1, 2003	By:	/s/ Gregory S. Wood
	Name:	Gregory S. Wood
	Title:	Executive Vice President and Chief Financial Officer